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                                                                  THE HARTFORD

May 22, 2006

Board of Directors
Nutmeg Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

RE: SEPARATE ACCOUNT ONE
    NUTMEG LIFE INSURANCE COMPANY
    FILE NO. 333-119424

Dear Sir/Madam:

    I have acted as Counsel to Nutmeg Life Insurance Company (the "Company"), an Iowa insurance company, and Separate Account One (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Iowa and is duly authorized by the Insurance Department of the State of Iowa to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Iowa Code Chapter 508.A.1 of the Iowa Statutes.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

    I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

Very truly yours,

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/s/ Richard J. Wirth
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Richard J. Wirth
Senior Counsel
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